NEWLY DISCOVERED XIETONGMEN COPPER-GOLD DEPOSIT CONTINUES TO EXPAND




September 12, 2005, Vancouver, BC - Ronald W. Thiessen, President and CEO of Continental Minerals Corporation (TSX.V-KMK; OTC.BB-KMKCF) and Anthony Garson, President and CEO of China NetTV Holdings Inc. (OTC.BB-CTVH) are pleased to announce that ongoing core drilling continues to intersect long intervals of high-grade copper and gold mineralization at the Xietongmen project, located 240 kilometres southwest of Lhasa in Tibet, People's Republic of China. Five drill rigs are on site and systematically delineating this new porphyry copper-gold discovery. Assay results continue to show strong continuity of mineralization and the deposit continues to remain open to expansion in all lateral directions.



New results  from drill  holes  numbered  5019,  5021,  5022,  5024 and 5025 are reported below and a table of all drill hole assay results to date (holes ZK0301, ZK0701 and 5001 through 5025) follows (Xietongmen Assay Table). A Property Location Map, a Drill Hole Plan and Cross Sections are posted on the
partner's           websites           at            www.continentalminerals.com
http://www.continentalminerals.com/            &           www.ctvh-holdings.com
http://www.ctvh-holdings.com/.

XIETONGMEN PROJECT NEW ASSAY RESULTS


                                             XIETONGMEN ASSAY TABLE

---------------------------------------------------------------------------------------------------------------------
 Drill                    From     To (metres)  Intercept   Intercept      Cu1         Au1        CuEQ2       AuEQ2
           Hole          (metres)                (metres)     (feet)         %          g/t          %          g/t
---------------------------------------------------------------------------------------------------------------------
    5019                       38.0       46.0          8.0         26    0.72       0.08        0.76       1.31

    5019                       66.0      365.0        299.0        981    0.56       0.80        1.02       1.75

    5019     Incl.             92.1      201.0        108.9        357    0.71       0.94        1.26       2.16

    5019     Incl.            315.9      362.6         46.7        153    0.61       1.08        1.24       2.13

    5020        Results Pending

    5021                       53.0      374.0        321.0       1053    0.55       1.03        1.15       1.97

    5021     Incl.            119.0      297.0        178.0        584    0.68       1.36        1.47       2.52

    5021     Incl.            306.1      315.0          8.9         29    0.73       1.34        1.51       2.58

    5022                       16.0      211.0        195.0        640    0.60       0.84        1.09       1.86

    5022     Incl.            119.0      187.0         68.0        223    0.78       1.03        1.38       2.36

    5023        Results Pending

    5024                      113.0      370.6        257.6        845    0.60       0.94        1.15       1.96

    5024     Incl.            154.3      306.0        151.7        498    0.80       1.25        1.53       2.62

    5025                      100.0      316.0        216.0        709    0.56       0.95        1.11       1.91

    5025     Incl.            158.0      316.0        158.0        518    0.57       1.10        1.21       2.07


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1  Copper capped at 5%, gold capped at 10 g/t for all calculations.

2 Copper and gold equivalent calculations use metal prices of US$1.00/lb for copper and US$400/oz for gold. Adjustment factors to account for differences in relative metallurgical recoveries for gold and copper will depend upon the completion of definitive metallurgical testing.
   CuEQ = Cu % + (Au g/t x 12.86/22.046) AuEQ = (Cu % x 22.046/12.86) + Au g/t

As part of its commitment to responsible mineral development, the Continental/China NetTV venture has initiated a community engagement program. Active dialogue with the local residents in the Tibetan villages and the various authorities in the region will be ongoing in order that the project proceeds in a manner that respects local socio-economic priorities and provides benefits within the region as well as incorporating a high standard of environmental management.

Infrastructure for the project site includes a paved highway and a hydroelectric transmission line that pass near to the southern boundary of the property. The highway provides access to the city of Xigaze (population 130,000), approximately 53 kilometres to the east, where fuel, food, lodging and office facilities are available. Other supplies, heavy equipment, equipment operators and vehicles are readily obtainable in Lhasa.

Mark Rebagliati, P.Eng., a Qualified Person as defined under National Instrument 43-101, is supervising the drilling program and quality assurance and quality control ("QAQC") on behalf of Continental Minerals Corporation. The program includes rigorous QAQC procedures. Acme Analytical Laboratories of Vancouver, BC, an ISO 9001:2000 accredited laboratory, performs the sample preparation and assaying for the project. Gold analysis is by 30 g Fire Assay fusion with an Inductively Coupled Plasma-Emission Spectroscopy (ICP-ES) finish. Copper assays are done by four acid digestion with an ICP-ES finish. Continental includes standards, blanks and duplicates in addition to the laboratory's internal quality control work.

For further information:

Continental Minerals Corporation
TEL:   604 684-6365
Toll Free 1 800 667-2114
http://www.continentalminerals.com/ www.continentalminerals.com

China NetTV Holdings Inc.
Tel:  604 641-1366
http://www.ctvh-holdings.com/ www.ctvh-holdings.com

No regulatory authority has approved or disapproved the information contained in this news release.

This release includes certain statements that may be deemed "forward-looking statements". All statements in this release, other than statements of historical facts, that address future production, reserve potential, exploration drilling, exploitation activities and events or developments that the companies expect are forward-looking statements. Although the companies believe the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include market prices, exploitation and exploration successes, and continued availability of capital and financing, and general economic, market or business conditions. Investors are cautioned that any such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements.

For more information on Continental Minerals Corporation, Investors should review the Company's annual Form 20-F filing with the United States Securities Commission and its home jurisdiction filings that are available at www.sedar.com http://www.sedar.com/.

For more  information on China NetTV Holdings Inc.,  Investors should review the
Company's  annual  Form  with  the  United  States   Securities   Commission  at
www.sec.gov http://www.sec.gov/.


China NetTV Holdings Inc.
World Trade Centre Suite 536
999 Canada Place, Vancouver, BC V6C 3E2 CANADA
Tel: 1(604) 641-1366; Fax:1(604) 641 - 1377
Webpage: www.ctvh-holdings.com;
Symbol: CTVH.OTCBB